UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2013

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27436	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.

Amendment to License Agreement

On May 28, 2013, Titan Pharmaceuticals, Inc. (the “Company”) and Braeburn Pharmaceuticals Sprl (“Braeburn”) entered into an amendment (the “Amendment”) to the License Agreement dated December 14, 2012 (the “Agreement”) primarily to modify certain of the termination provisions of the Agreement. The Amendment gives Braeburn the right to terminate the Agreement in the event that (A) after May 28, 2013, based on written or oral communications from or with the FDA, Braeburn reasonably determines either that the FDA will require significant development to be performed before approval of the Probuphine™ New Drug Application (“NDA”) can be given, such as, but not limited to, one or more additional controlled clinical studies with a clinical efficacy endpoint, or substantial post-approval commitments that may materially impact the products financial returns or that the FDA will require one or more changes in the proposed label, which change(s) Braeburn reasonably determines will materially reduce the authorized prescribed patient base, or (B) the NDA has not been approved by the FDA on or before June 30, 2014. The Amendment also provides that the Company will share in legal and consulting expenses in excess of a specified amount prior to approval of the NDA.

A copy of the Amendment is attached hereto as Exhibit 10.1 and the description thereof contained in this Current Report on Form 8-K is qualified in its entirety be reference to such exhibit.

Adoption of Rights Plan

Effective May 28, 2013, the Company’s Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”), of the Company. The dividend is payable on June 6, 2013 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share (“Unit”) of Junior Participating Preferred Stock of the Company, par value $0.001 per share (the “Preferred Stock”), at a price of $2.33 per Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement, dated May 28, 2013 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agent”). The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached hereto as an exhibit and is incorporated herein by reference.

Distribution Date; Exercisability

One Right will automatically attach to each share of Common Stock issued between the Record Date and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined). Initially, the Rights are not exercisable and are attached to and will trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date and no separate certificates evidencing the Rights (“Right Certificates”) will be issued. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the 10th calendar day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired or has the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or the grant of any equity compensation awards or Board approved unilateral grants of any security to the person (the date of said announcement being referred to as the “Stock Acquisition Date”), or (ii) the close of business on the 10th business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result, upon its consummation, in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the “Distribution Date”).

The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 28, 2014, unless earlier redeemed or exchanged by the Company as described below.

Flip-In

If a person or group becomes an Acquiring Person (with certain limited exceptions), each holder of a Right will thereafter have the right to receive, upon exercise of the Right, such number of units of Preferred Stock (or at the option of the Company, shares of Common Stock) having a market value equal to two times the exercise price of the Right, or, effectively, a 50% discount to the then market price. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

For example, at an exercise price of $2.33 per Right, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $4.66 worth of common equivalent shares (or other consideration, as noted above) for $2.33. Assuming a value of $0.53 per share of Common Stock at such time, the holder of each valid Right would be entitled to purchase units of Preferred Stock with a value substantially equal to 8.8 shares Common Stock.

Flip-Over

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company, which at the time of such transaction will have a market value of two times the exercise price of the Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

Redemption

The Company may redeem all, but not less than all, of the then-outstanding Rights at a price of $0.0001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors at any time prior to such time when a person becomes an Acquiring Person. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

Exchange

The Company may at any time after any person first becomes an Acquiring Person owning less than 50% of the shares of Common Stock then outstanding, exchange all or part of the then-outstanding and exercisable Rights (other than an Acquiring Person or its associates or affiliates, or a transferee of such persons, whose Rights shall become null and void) for shares of Common Stock (or shares of Junior Preferred Stock) at an exchange ratio of one share of Common Stock (or one-thousandth of a share of Junior Preferred Stock) per Right (adjusted in accordance with the Rights Agreement (such amount per Right being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors may establish.

Amendments

The Rights Agreement may be amended by the Board of Directors in its sole discretion until the time at which any person becomes an Acquiring Person. After such time the Board of Directors may not supplement or amend the Rights Agreement in any manner that would adversely affect the interests of the holders of Rights (other than Rights that have become null and void). In addition, the Board of Directors may at any time prior to the time at which any person becomes an Acquiring Person, amend the Rights Agreement to make the provisions of the Rights Agreement inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction.

Adjustment

The number of outstanding Rights and the number of one one-thousandth of a share of Preferred Stock issuable upon exercise of each Right are subject to adjustment under certain circumstances.

Preferred Stock

On December 20, 2011, in connection with the adoption of its earlier rights plan, the Company filed a Certificate of Designations of Junior Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware creating a Series of 500,000 shares of Junior Participating Preferred Stock. The Certificate of Designation was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 21, 2011. Because of the nature of the shares of Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Rights of Holders

Until a Right is exercised, the holder of a Right Certificate will not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and will not be entitled to receive any notice of any proceedings of the Company, except as may otherwise be provided in the Rights Agreement. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

As of May 28, 2013, there were 125,000,000 authorized shares of Common Stock, of which 82,544,222shares were issued and outstanding and no shares were held by the Company in its treasury. A total of 500,000 shares of Preferred Stock are reserved for issuance upon exercise of the Rights.

Certain Anti-Takeover Effects

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding shares of Common Stock.

Further Information

A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 3.03 Material Modification to the Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Rights Agreement, dated as of May 28, 2013, between Titan Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent

10.1	Amendment dated May 28, 2013 to License Agreement dated December 14, 2012 between Titan Pharmaceuticals, Inc. and Braeburn Pharmaceuticals Sprl *

99.1	Press Release dated May 29, 2013

*	Confidential treatment has been requested with respect to portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2013	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle
Title: President

Exhibit Index

Exhibit No.	Description

4.1	Rights Agreement, dated as of May 28, 2013, between Titan Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

10.1	Amendment dated May 28, 2013 to License Agreement dated December 14, 2012 between Titan Pharmaceuticals, Inc. and Braeburn Pharmaceuticals Sprl*

99.1	Press Release dated May 29, 2013

*	Confidential treatment has been requested with respect to portions of this exhibit.